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                              EXHIBIT 5.1

                             Law offices of
                  Nordman, Cormany, Hair & Compton
                        1000 Town Center Drive
                               6th Floor
                          Post Office Box 9100
                      Oxnard, California 93031-9100
                              (805) 485-1000
                              (805) 656-3304

                       6th Floor Fax (805) 988-8387
                       5th Floor Fax (805) 988-7790

                               September 3, 1998

Berry Petroleum Company
28700 Hovey Hills Road
P.O. Bin X
Taft, CA  93268

     Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Berry Petroleum Company, a Delaware corporation (the "Company"), in connection with the various legal matters relating to the Registration Statement on Form S-8 (the "Registration Statement" to be filed by the Company with the Securities and Exchange Commission with respect to 1,000,000 shares of Class A Common Stock,
$.01 par value per share, and 1,000,000 rights to purchase fractions of shares of the Company's Series A Junior Participating Preferred
Stock (collectively, the "Shares"), which may be purchased pursuant to the exercise of options granted pursuant to the Company's 1994 Stock Option Plan.

     We have examined such corporate records, certificates, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and on the basis of such examination, advise you that we are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Registration Statement, and receipt of the purchase price therefor as specified in the Registration Statement, the shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting any part thereof.


                                    Very truly yours,

                                    s/s Nordman, Cormany, Hair & Compton

                                    NORDMAN, CORMANY, HAIR & COMPTON